EXHIBIT 99.2

RADNOR HOLDINGS CORPORATION ANNOUNCES

CLOSING OF PURCHASE OF PLASTIC PACKAGING ASSETS OF POLAR PLASTICS

RADNOR, PA, November 19, 2003

Radnor Holdings Corporation announced today that it has completed the previously announced acquisition of the plastic packaging assets of Polar Plastics Inc and its subsidiary, Polar Plastics (NC) Inc.

Polar Plastics’ operations are based in North Carolina and include two manufacturing facilities that produce disposable polypropylene and polystyrene products sold primarily to the foodservice industry.

Radnor Holdings Corporation manufactures and distributes disposable foodservice packaging products and specialty chemical products worldwide.

For further information, please contact R. Radcliffe Hastings, Senior Vice President of Radnor Holdings Corporation at 610-341-9600.